As filed with the Securities and Exchange Commission on April 24, 2007
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

KBW, INC.
(Exact name of registrant as specified in its charter)
Delaware	13-4055775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
787 Seventh Avenue New York, New York 10019 (212) 887-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
KBW, Inc. 2006 Equity Incentive Plan
(Full titles of the plan)

Mitchell B. Kleinman
General Counsel and Executive Vice President
KBW, Inc.
787 Seventh Avenue
New York, New York  10019
(212) 887-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	3,265,439	$34.14	$111,482,087.46	$3,422.50
____________________________________

(1) This Registration Statement covers (i) 3,253,039 shares of common stock, par value $0.01 per share, of KBW, Inc. issuable pursuant to the KBW, Inc. 2006 Equity Incentive Plan (the “Plan”) and (ii) the registration for resale of 12,400 shares of common stock previously issued under the Plan.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on April 20, 2007.

EXPLANATORY NOTE

This Registration Statement registers 3,265,439 shares of common stock, par value $0.01 per share, of KBW, Inc. (the “Company”) that may be issued and sold under the KBW, Inc. 2006 Equity Incentive Plan (the “Plan”) and 12,400 shares that were issued under the Plan prior to the date hereof.

This Registration Statement contains two parts. The first part includes a prospectus pursuant to the requirements of part I of Form S-3 (in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of “restricted securities” (as such terms are defined in Section C of the General Instructions to Form S-8) of the Company.  This reoffer prospectus relates to up to 12,400 shares of common stock that have previously been issued to employee under Plan.  The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of this registration statement on Form S-8 is included in the description of the Plan to be delivered to persons eligible to participate in the Plan. Pursuant to the Note in the Instructions to Part I of Form S-8, this information is not being filed with or included in this registration statement.

The reoffer prospectus referred to above follows this page.

*****

REOFFER PROSPECTUS

12,400 Shares

KBW, INC.

Common Stock

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of our common stock, that have been issued by us to the selling stockholders in connection with restricted stock awards in connection with our initial public offering.

We will not receive any of the proceeds from sales of the shares by any of the selling stockholders. The shares may be offered from time to time by any or all of the selling stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions at such prices they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution” beginning on page 7. All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders (or their donees and pledgees).

Our shares are listed on the New York Stock Exchange under the symbol “KBW”.  On April 20, 2007, the closing price of our common stock was $33.86 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors included in our Annual Report on Form 10-K which is incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Our principal offices are located at 787 Seventh Avenue, New York, New York 10019.  Our telephone number is (212) 887-7777.

The date of this prospectus is April 23, 2007.

Table of Contents

Company Overview	5
Risk Factors	5
Incorporation of Certain Documents by Reference	5
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	6
Dividend Policy	7
Selling Stockholders	9
Plan of Distribution	9
Where You Can Find More Information About Us	9
Indemnification of Directors and Officers.	9

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Company Overview

We are a full service investment bank specializing in the financial services industry. Since our founding in 1962, our commitment to this industry, our long-term relationships with clients and our recognized industry expertise have made us a trusted advisor to our corporate clients and a valuable resource for our institutional investor customers. We have built our reputation for excellence in financial services on the basis of our research platform, our senior professionals, our track record of market innovation, and the strength of our execution capabilities. Our principal activities are investment banking, equity and fixed income sales and trading and research.

We operate through a U.S. registered broker-dealer, Keefe, Bruyette & Woods, Inc., a U.S. registered investment advisor, KBW Asset Management, Inc. and Keefe, Bruyette & Woods Limited, an investment firm authorized and regulated by the U.K. Financial Services Authority. Our company has ten broker-dealer offices with our headquarters in New York City and other offices in Atlanta, Boston, Chicago, Columbus (Ohio), Hartford, Red Bank (New Jersey), Richmond (Virginia), San Francisco and London. Our asset management company is located in New York City in the same building as our headquarters.

Risk Factors

Investing in our common stock involves risks. You should carefully consider the risk factors included in our Annual Report on Form 10-K which is incorporated by reference in this prospectus.

Incorporation of Certain Documents by Reference

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by KBW, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-33138), which was filed with the SEC on April 2, 2007 (the “Annual Report”);

(2)	each of the Company’s Current Reports on Form 8-K dated February 1, 2007, February 8, 2007 and February 20, 2007, respectively; and

(3)
the description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed with the SEC on August 11, 2006, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on November 8, 2006, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Cautionary Statement Regarding Forward-Looking Statements

We have made statements in our Annual Report in Item 1 — “Business”, Item 1A — “Risk Factors”, Item 3 — “Legal Proceedings”, Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of our Annual Report that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are or may be important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the historical or future results, level of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, those discussed under Item 1A — “Risk Factors” in our Annual Report.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of filing of this report to conform such statements to actual results or revised expectations.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Dividend Policy

We do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future.  We intend to retain all available funds and any future earnings to fund the development and growth of our businesses.

Selling Stockholders

This Reoffer Prospectus covers possible sales by certain of our employees who are non-affiliates (as such term is defined in Rule 144 under the Securities Act) and who hold 1,000 shares or less which they acquired in connection with our initial public offering which we completed in November 2006.  It is anticipated that, following the expiration of the lock-up agreement entered into with the underwriters of our initial public offering in May 2007, the selling stockholders may, from time to time, sell all or part of the shares covered by this Reoffer Prospectus.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in our shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, or negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•   market transactions in accordance with the rules of the New York Stock Exchange or any other available markets or exchanges;

•   ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•   block trades in which the broker-dealer  will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•   purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•   an exchange distribution in accordance with the rules of the applicable exchange;

•   privately negotiated transactions;

•   through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•   broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•   a combination of any such methods of sale; and

•   any other method permitted pursuant to applicable law.

In connection with the sale of our shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Reoffer Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of our shares offered by them will be the purchase price of our shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.  Any discounts, commissions, concessions or profits they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, our shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Legal Matters

The validity of the shares offered hereby has been passed upon for the Company by Mitchell B. Kleinman, General Counsel of the Company.  As of April 20, 2007, Mr. Kleinman was the beneficial owner of 291,358 shares of Common Stock.

Where You Can Find More Information About Us

This prospectus is a part of a registration statement on Form S-8, which we filed with the SEC under the Securities Act. It omits some of the information set forth in the registration statement. You can find additional information about us in the registration statement. Copies of the registration statement are on file at the offices of the SEC. You may obtain them by paying the prescribed fee or you may examine them without charge at the SEC’s public reference facilities described below.

We are subject to the informational requirements of the Exchange Act and as required by the Exchange Act, we file reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge and copy them at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The information we file with the SEC is also available through the SEC’s web site (http://www.sec.gov) and our web site (http://www.kbw.com).

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Company’s Certificate of Incorporation provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Certificate of Incorporation and By-laws provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Certificate of Incorporation or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by KBW, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

(1)	the Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-33138), which was filed with the SEC on April 2, 2007 (the “Annual Report”); and

(2)	each of the Current Reports on Form 8-K dated February 1, 2007, February 8, 2007 and February 20, 2007, respectively; and

(3)
the description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed with the SEC on August 11, 2006, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on November 8, 2006, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The legality of the shares offered hereby has been passed upon for the Company by Mitchell B. Kleinman, General Counsel of the Company.  As of April 20, 2007, Mr. Kleinman was the beneficial owner of 291,358 shares of Common Stock.

The consolidated financial statements of the Company as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, are included in the Company’s Annual Report which is incorporated by reference in this registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, included therein, and upon authority of said firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Company’s Certificate of Incorporation provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Certificate of Incorporation and By-laws provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Certificate of Incorporation or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1	Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).

4.2	Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).

4.3	Specimen Common Stock Certificate of KBW, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-136509) filed on September 28, 2006).

4.4	Second Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).

5.1	Opinion of Mitchell B. Kleinman, General Counsel of the Company.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page to this registration statement).

99.1	KBW, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of April, 2007.

KBW, INC.

By:	/s/ Mitchell B. Kleinman
Name Mitchell B. Kleinman
Title General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, each of Mitchell B. Kleinman and Robert Giambrone his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act, and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on April 20th 2007.

/s/ John G. Duffy	/s/ Andrew M. Senchak
John G. Duffy Director, Chairman and Chief Executive Officer	Andrew M. Senchak Director, Vice Chairman, President and Co-Head of Investment Banking
/s/ Thomas B. Michaud	/s/ Daniel M. Healy
Thomas B. Michaud Director, Vice Chairman, Chief Operating Officer, President of Keefe, Bruyette & Woods, Inc.	Daniel M. Healy Director
/s/ Robert Giambrone	/s/ Christopher M. Condron
Robert Giambrone Chief Financial and Administrative Officer	Christopher M. Condron Director

INDEX TO EXHIBITS

4.1	Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).

4.2	Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).

4.3	Specimen Common Stock Certificate of KBW, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-136509) filed on September 28, 2006).

4.4	Second Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).

5.1	Opinion of Mitchell B. Kleinman, General Counsel of the Company.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page to this registration statement).

99.1	KBW, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed on December 18, 2006).